Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No 333-192964) on Form S-1 of Anchor BanCorp Wisconsin Inc. of our reports dated May 24, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP

Madison, Wisconsin

January 30, 2014